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                                   EXHIBIT 23
                          FLEET FINANCIAL GROUP, INC.
                              ACCOUNTANTS' CONSENT



                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------


The Board of Directors
Fleet Financial Group, Inc.:


We consent to incorporation by reference in the Registration Statements (Nos. 33-19425, 33-22045, 33-32460 and 33-48818) on Form S-8, the Registration
Statements (Nos. 33-22808, 33-36707, 33-40965, 33-50214 and 33-50216) on Form
S-3 and the Registration Statement (No. 33-51745) on Form S-4 of Fleet Financial Group, Inc. of our report dated January 19, 1994, relating to the consolidated balance sheets of Fleet Financial Group, Inc. as of December 31, 1993 and 1992 and the related consolidated statements of income, changes in stockholders' equity and cash flows, for each of the years in the three-year period ended December 31, 1993, which report appears in the Fleet Financial Group, Inc. 1993 Annual Report to Shareholders which has been incorporated by reference in the 1993 annual report on Form 10-K of Fleet Financial Group, Inc.




                                                /s/ KPMG Peat Marwick


Providence, Rhode Island
March 30, 1994